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                                                                  Exhibit 10.124

                           DOMINION ACCOUNT AGREEMENT
                  (Lakes Consulting - Iowa -- Cimarron Casino)

     THIS DOMINION ACCOUNT AGREEMENT, (the "Agreement"), dated effective as of January 27, 2005 (the "Effective Date'"), between Iowa Tribe of Oklahoma, a federally-chartered corporation ("Iowa Corp" and sometimes hereinafter referred to as the "Borrower"), created pursuant to Section 3 of the Oklahoma Indian Welfare Act of June 26, 1936 (49 Stat. 1967) under a federal charter issued to the Iowa Tribe of Oklahoma ("Iowa Tribe"), a federally recognized tribe, whose business office is located at RR 1, P.O. Box 721, Perkins, Oklahoma 74059, and Lakes Iowa Consulting, LLC, a Minnesota limited liability company (hereinafter referred to as "Lakes"), whose business office is located at 130 Cheshire Lane, Minnetonka, Minnesota 55305, and when it has executed a counterpart signature page hereto, the "Agent" (as defined below).

                                    RECITALS

     WHEREAS, the Borrower is a federally-chartered corporation created pursuant to Section 3 of the Oklahoma Indian Welfare Act of June 26, 1936 (49 Stat. 1967) under a federal charter issued to the Iowa Tribe of Oklahoma, a federally recognized tribe eligible for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.

     WHEREAS, the United States government holds lands in the State of Oklahoma in trust for the benefit of the Iowa Tribe over which the Iowa Tribe possesses sovereign governmental powers and the Iowa Tribe holds or intends to acquire interests in lands which constitute "Indian lands" upon which the Iowa Tribe may legally conduct gaming under applicable federal law.

     WHEREAS, Iowa Corp is vested with the sovereign immunity of the Iowa Tribe, and has been established to control and manage the economic affairs of the Iowa Tribe; and is the legal entity which owns and operates the Cimarron Casino located in Perkins. Oklahoma.

     WHEREAS, Lakes has entered into a Gaming Operations Consulting Agreement with Borrower and the Iowa Tribe dated January 27, 2005 (as heretofore and hereafter amended, the "Consulting Contract"), pursuant to which Lakes is to provide certain consulting services to Borrower for the Cimarron Casino.

     WHEREAS, Borrower and Lakes desire to enter into this Agreement in order to provide for the receipt, deposit and disbursement of gross Revenues derived by the Borrower with respect to the Project Facilities (as set forth in the Consulting Contract), and to grant Lakes a first priority and perfected security interest in such revenues subject only to Permitted Liens, each for the purposes and in accordance with the terms set forth herein, as provided under the terms of the Consulting Contract.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


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                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.1 Unless the context otherwise requires, capitalized terms which are not defined herein shall have the meaning ascribed to them in the Consulting Contract.

     Section 1.2 DEFINED TERMS. The following terms when used herein shall have the following meanings:

     "Account Rights" shall have the meaning assigned to such term in Section
2.3 hereof.

     "Agent" means the financial institution selected by the Borrower pursuant to Section 6.5 hereof, and its successors and assigns.

     "Business Day" means a day other than (i) a Saturday or Sunday and (ii) any day on which banks located in the State of Oklahoma are required or authorized by law to remain closed.

     "Collateral" means the Project Revenues, the Project Dominion Account and the cash and/or cash equivalents and other investment property deposited or credited thereto from time to time, each whether now or hereafter owned, existing, arising or acquired, and including any proceeds of the foregoing.

     "Event of Default" shall have the meaning assigned to such term in Section
5.1 hereof.

     "IGRA" shall mean the Indian Gaming Regulatory Act of 1988, Public Law 100-497.

     "Notice of Exclusive Control" shall have the meaning assigned to such term in Section 3.2 hereof.

     "Obligations" shall mean all loans, compensation, fees, expenses and other amounts owing by (i) the Borrower to Lakes or its Affiliates under or with respect to the Consulting Contract, the Iowa Corp Notes, the Security Agreement, and each of the other Transaction Documents, (ii) the Iowa Tribe and its Affiliates under or with respect to the Tribal Agreement and any other documents or agreement executed in favor of Lakes or its Affiliates in connection with the Project Facilities, (iii) together with any costs, expenses or other amounts hereafter owing by the Borrower to Agent or Lakes pursuant to the terms of this Agreement, each of the foregoing, whether now existing or hereafter incurred or arising.

     "Permitted Liens" shall mean: (i) all security interests and liens granted by Borrower in favor of Lakes under the terms of the Consulting Contract or any related Transaction Documents; and (ii) such other liens and security interests as Lakes may consent to in writing.

     "Project Dominion Account" means that certain account owned and maintained by the Borrower with the Agent formed by and subject to the terms of this Agreement into which all


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Project Revenues shall be deposited, together with any replacement or supplemental accounts related thereto.

     "Project Facilities" shall have the meaning assigned to such term in the Consulting Contract and which shall include, without limitation, the gaming operations of the Gaming Facility and any other gaming facility owned and operated in Iowa Indian Country by an instrument of the Iowa Tribe.

     "Project Revenues" shall mean the Revenues (as such term is defined in the Consulting Contract) of the Project Facilities, including without limitation credit card receivables and other accounts receivable related to such Project Facilities.

     "Resolution of Limited Waiver" shall mean that certain Iowa Corp Resolution Regarding Limited Waiver of Sovereign Immunity - Resolution No. ______ dated January 27, 2005, issued in connection with the Transaction Documents.

     "Transaction Documents" shall mean each of this Agreement, the Consulting Contract, the Iowa Corp Notes, the Security Agreement, and any and all other documents and agreements executed by Borrower in favor of Lakes or related thereto or contemplated thereby (collectively, the "Transaction Documents").

                                    ARTICLE 2
                                GENERAL COVENANTS

     Section 2.1 CREATION OF PROJECT DOMINION ACCOUNT/LEGAL OPINION. Upon the Agent's execution of this Agreement pursuant to Section 6.5 hereof, there is hereby created with the Agent the Project Dominion Account in the name of Borrower, which account is subject to the terms and conditions of this Agreement. The Agent shall deposit into the Project Dominion Account, as received, each and every payment of Project Revenues or proceeds thereof delivered to the Agent in accordance with Section 2.2 hereof. Agent hereby acknowledges the security interest in the Collateral granted to Lakes by Borrower. On the date of execution of this Agreement, the Borrower shall cause to be delivered to Lakes (a) such financing statements and similar documents necessary to perfect the security interest granted to Lakes pursuant to Section
3.1 hereof (the "Financing Statements") and (b) a legal opinion in form and substance reasonably acceptable to Lakes, opining as to the due authorization, execution, delivery and enforceability of this Agreement and the Financing Statements by the Borrower, together with opinions as to the Borrower's sovereign immunity waiver and noncontravention with laws and agreements.

     Section 2.2 DEPOSIT OF REVENUES. The Borrower agrees that it will or will direct any manager of the Project Facilities, and any other applicable parties to cause all Project Revenues to be transferred to the Agent on each Business Day for deposit into the Project Dominion Account. If any Project Revenues are initially deposited in collection bank(s) (which shall be permitted provided the collecting bank(s) execute and deliver the Joinder Agreement attached hereto as Exhibit A with the Borrower, Lakes and the collecting banks in form mutually acceptable to each of such parties), the Borrower shall transfer or cause to be transferred all such


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Project Revenues or other Collateral, consisting of cash and other collected funds directly by wire transfer of immediate available funds to the Project Dominion Account on each Business Day. In the event that the Borrower receives any payment that should have been deposited into the Project Dominion Account as provided pursuant to this Agreement, the Borrower agrees that it will hold such amounts in trust for the benefit of Lakes, and shall not commingle any such funds with any of its funds or other property and shall immediately transfer such amounts to the Agent for deposit into the Project Dominion Account. The Borrower agrees that the Agent's officers, agents and employees are irrevocably authorized by it to endorse for payment to the Agent any instruments received by the Agent for deposit into the Project Dominion Account.

     Section 2.3 WITHDRAWALS FROM PROJECT DOMINION ACCOUNT. Notwithstanding any other term or provision contained herein or in the Consulting Contract, only Borrower shall have the authority to make withdrawals from or exercise any other rights (collectively, the "Account Rights") with respect to Project Dominion Account; provided that in accordance with Sections 3.2 and 5.2 hereof, Lakes may revoke such rights of Borrower to make withdrawals and transfers from the Project Dominion Account. Upon Agent's receipt of a Notice of Exclusive Control from Lakes, then in connection with any such withdrawals and transfers and any other aspects of the Project Dominion Account, the Agent shall acknowledge and comply with only the withdrawal requests and other directions received from Lakes, except pursuant to an arbitration award made in an arbitration proceeding to which Lakes and the Borrower are parties. Lakes acknowledges that when it shall release any funds from the Project Dominion Account, then its security interest in such funds shall also be deemed to have been released concurrently therewith.

     Section 2.4 INTEREST. The Project Dominion Account shall bear interest, and subject to Section 3.2 of this Agreement, funds in that account shall be invested in money market or other cash equivalent assets that are reasonably acceptable to Borrower or after the occurrence of an Event of Default, solely by Lakes. All interest accruing with respect to amounts now or hereafter on deposit with respect to the Project Dominion Account shall be deposited into the Project Dominion Account and become part of the proceeds of the Collateral and distributed as part of such proceeds.

     Section 2.5 MONTHLY REPORTING. On or before the tenth (10th) Business Day of each calendar month, the Agent shall provide to the Borrower and Lakes an account statement with respect to the Project Dominion Account reflecting all deposits to, withdrawals from and charges credited against the Project Dominion Account, and specifying the financial assets held in such account.

                                    ARTICLE 3
                     PLEDGE AND GRANT OF SECURITY INTERESTS

     Section 3.1 GRANT OF THE SECURITY INTEREST. As security for the payment and performance of all of the Obligations, the Borrower hereby pledges to Lakes and grants a continuing first perfected security interest to Lakes, for and on behalf of Lakes and its Affiliates, subject only to Permitted Liens of all of the Borrower's right, title and interest in and to the Collateral. The Borrower represents and warrants that the Borrower is (or, to the extent that the


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Collateral is acquired after the date hereof, will be) the sole legal and beneficial owner of its respective Collateral and has exclusive possession and control thereof; there are no security interests in, liens, charges or encumbrances on, or adverse claims of title to, or any other interest whatsoever in, such Collateral or any portion thereof except for Permitted Liens; and that no financing statement, notice of lien, mortgage, deed of trust or instrument similar in effect covering the Collateral or any portion thereof or any proceeds thereof ("LIEN NOTICE") exists or is on file in any public office, except as relates to Permitted Liens and except as may have been filed in favor of Lakes relating to this Agreement or related agreements, or for which duly executed termination statements have been delivered to Lakes for filing. Without the prior written consent of Lakes, Borrower will not in any way encumber, or hypothecate, or create or permit to exist, any lien, security interest, charge or encumbrance or adverse claim upon or other interest in the Collateral, except for Permitted Liens, and the Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, except as expressly provided herein. The Borrower will not permit any Lien Notices to exist or be on file in any public office with respect to all or any portion of the Collateral except, in each case, for Lien Notices of holders of Permitted Liens or encumbrances permitted by the Consulting Contract or except as may have been filed by or for the benefit of Lakes relating to this Security Agreement or related agreements. The Borrower shall promptly notify Lakes of any attachment or other legal process levied against any of the Collateral and any information received by any Borrower relative to the Collateral, which may in any material way affect the value of the Collateral or the rights and remedies of Lakes in respect thereto.

     If Borrower shall become entitled to receive or shall receive any certificate or instrument as proceeds of Collateral, whether as an addition to, in substitution of, or in exchange for any or all of the Collateral or any part thereof, or otherwise, Borrower shall accept any such instruments as Lakes' agent, shall hold them in trust for Lakes, and shall deliver them forthwith to Agent in the exact form received, with Borrower's endorsement when necessary or appropriate, or accompanied by duly executed instruments of transfer or assignment in blank or, if requested by Lakes, an additional pledge agreement or security agreement executed and delivered by Borrower, all in form and substance satisfactory to Lakes, to be held by Lakes, subject to the terms hereof, as additional Collateral to secure the obligations hereunder.

     The Borrower hereby irrevocably appoints Lakes its attorney-in-fact, which appointment is coupled with an interest, with full authority in the place and stead of Borrower and in the name of Borrower, Agent, Lakes or otherwise, from time to time in Lakes' discretion (a) to execute and file financing and continuation statements (and amendments thereto and modifications thereof) on behalf and in the name of the Borrower with respect to the security interests granted or purported to be granted hereby, (b) to take any action and to execute any instrument which Lakes may deem necessary or advisable to exercise its rights under Article 5 hereunder, and (c) upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Lakes may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

               (i) to obtain and adjust insurance required under this Agreement;


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               (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clauses (i) and (ii) above;

               (iv) to sell, convey or otherwise transfer any item of Collateral to any purchaser thereof; and

               (v) to file any claims or take any action or institute any proceedings which Lakes may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent or Lakes with respect to any of the Collateral.

     Section 3.2 CONTROL. Agent covenants and agrees that it will comply with all instructions, requests or other directions originated by Lakes concerning the Project Dominion Account at any time without further consent by Borrower. Except as otherwise provided in this Agreement, Agent shall accept withdrawal and investment instructions with respect to the Collateral held in the Project Dominion Account at the direction of Borrower or its authorized representatives and Lakes until such time as Lakes delivers a written notice to Agent and the Borrower in accordance with Section 5.2 that Lakes is thereby exercising exclusive control over the Project Dominion Account ("NOTICE OF EXCLUSIVE CONTROL"), provided that the proceeds of any such investments are deposited in or credited to the Project Dominion Account contemporaneously with such transaction; and provided, further, such investment instructions shall not affect the type or nature of Collateral for attachment and perfection purposes under the Oklahoma Uniform Commercial Code (as may be amended from time to time) or any other applicable law. After Agent receives the Notice of Exclusive Control, it will immediately cease complying with any investment instructions concerning Project Dominion Account originated by Borrower or its representatives and shall comply with only such investment instructions as are originated by Lakes.

     Section 3.3 DURATION. The pledge and security interests granted herein in the Collateral will respectively continue with respect to Lakes until cancelled or terminated by Lakes under a written cancellation instrument signed by such party or except as otherwise provided pursuant to an arbitration award made in an arbitration proceeding to which Lakes and the Borrower are parties. Lakes acknowledges and agrees that it shall cause the termination of this Agreement as and when the Consulting Contract have been terminated, all Obligations have been paid in full and Lakes no longer has any commitment to make loan advances, if any, to the Borrower under the Consulting Contract.


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                                    ARTICLE 4
                               BORROWER COVENANTS

     Section 4.1 Covenants of the Borrower. During the term of this Agreement, the Borrower will observe and comply with the following requirements, unless Lakes shall otherwise consent in writing:

     (a) Further Assurance. The Borrower will promptly execute and deliver all instruments and documents, and take such actions that may be necessary or that the Agent or Lakes may reasonably request, in order to perfect and protect the security interests granted hereby or, after an Event of Default, to enable the Agent or Lakes to exercise and enforce its right and remedies hereunder with respect to any Collateral in accordance with this Agreement. Without limiting the generality of the foregoing, the Borrower will execute and file such financing statements or continuation statements in respect thereof, or amendments thereto, and such other instruments of notices, as may be necessary or desirable, or as the Agent or Lakes may reasonably request, in order to perfect, preserve, and enhance the security interests granted hereby. The Borrower hereby authorizes the Agent, with the prior written consent of Lakes, or Lakes to file this Agreement (if the Borrower shall fail to provide an appropriate financing statement within ten (10) business days after request) or one or more continuation statements in respect thereof, relating to all or any part of the Project Dominion Account or the Project Revenues without the additional signature or consent of the Borrower where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Project Dominion Account and Project Revenues or any part thereof shall be sufficient as a financing statement where permitted by law.

     (b) No Revocation. The Borrower shall not revoke any direction or authorization required or authorized to be given to the collection bank(s) and Agent pursuant to Article 2 or elsewhere herein unless authorized pursuant to an arbitration award made in an arbitration proceeding to which Lakes and the Borrower are parties.

     (c) Financial Statements. After the occurrence of a Material Breach and termination of the Consulting Contract, the Borrower will furnish the following to Lakes upon request:

          (i) Within thirty (30) days after the end of each month and one hundred twenty (120) days after the end of each Fiscal Year, financial and operating statements of each Project for such month (and year-to-date) or Fiscal Year, as applicable, including a balance sheet and a profit and loss statement, all in reasonable detail and conforming to generally accepted accounting principles for gaming operations. The monthly statements shall be prepared and certified by the Borrower as being true and correct representations of the information set forth therein and the annual financial statements shall be prepared, audited and certified by independent certified public accountants with casino auditing experience employed or retained by the Borrower. Lakes agrees that any such information, as well as any other information it may receive from Borrower relating to the Project,


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               shall be and remain subject to the provisions of Section 11.15 of the Consulting Contract.

          (ii) Within fifteen (15) days after the filing thereof, a copy of the Borrower's regulatory filings under IGRA and its Tribal-State Compact, if any, for each calendar year during the term hereof, with all schedules attached.

          (iii) With each of the annual audited and monthly unaudited financial statements delivered pursuant to this subsection a certificate of the chief financial officer of the Borrower or an appropriate officer of the manager of each Project, substantially in the form set forth in Exhibit B stating that, except as explained in reasonable detail in such certificate, all gross Project Revenues with respect to each Project has been deposited into the Project Dominion Account for the period covered by such financial statement. If such certificate discloses an exception to such certification, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

     (d) Insurance. The Borrower shall cause to be maintained insurance on each Project and related assets with such coverages and in such amounts as are reasonably satisfactory to Lakes, including without limitation, loss of business income coverage, and naming Lakes as an additional insured, lender loss payee and mortgagee, if applicable. Upon request, the Borrower shall provide to the Agent and Lakes certificates of insurance or copies of insurance policies evidencing that such insurance is in effect at all times.

                                    ARTICLE 5
                           EVENTS OF DEFAULT/REMEDIES

     Section 5.1 Events of Default. Each of the following occurrences shall constitute an Event of Default:

     (a) Any material representation or warranty made by or on behalf of the Borrower herein or in any report, certificate or other document furnished by or on behalf of the Borrower pursuant to this Agreement shall prove to be false or misleading in any material respect when made or at any time shall fail to be true and correct in all material respects, and such false or misleading statement shall cause a material loss or have a material adverse effect on any Collateral of Lakes described in this Agreement or any other Transaction Documents and such loss or adverse effect is not cured by the Borrower within sixty (60) days after providing notice thereof to the Borrower.

     (b) The Borrower shall default in the due observance or performance of any of its material obligations hereunder and such default shall continue for thirty
(30) days (unless a shorter or longer cure period is provided under the terms of this Agreement) after written notice thereof has been sent to the Borrower by Lakes or Agent; provided, however, that if the nature of such default (but specifically excluding defaults curable by the payment of money) is such that it is not possible to cure such default within such cure period, such cure period shall be extended an


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additional reasonable period of time for so long as the Borrower shall be using diligent efforts to effect a cure thereof but no more than an additional sixty
(60) days.

     (c) A Material Breach by Borrower shall occur and such default shall continue for thirty (30) days after written notice thereof has been sent to the Borrower by Lakes.

     (d) An event of default shall have occurred under any Iowa Corp Note or other Transaction Document and shall have continued beyond any applicable grace or cure period.

     Section 5.2 REMEDIES ON DEFAULT. Whenever an Event of Default shall have occurred and be continuing and, if such default is not cured within any applicable cure period, Lakes may thereafter give Agent and the Borrower a Notice of Exclusive Control, and Agent (for and on behalf and at the direction of Lakes) or Lakes, as applicable, shall be entitled to pay to Lakes from the Project Dominion Account all amounts otherwise payable to the Borrower, and to apply the same towards the repayment of the Obligations, and to endorse in the name of the Borrower any checks, drafts, notes or other instruments or documents received in payment of or on account of the Project Revenues or other Collateral; and any such proceeds so received and prepaid shall be applied to instalments of principal on the Obligations in the inverse order of their maturity; and provided further that Lakes may obtain any injunctive or other relief as is necessary for the enforcement of this Agreement and the terms and provisions set forth herein, and may exercise such other rights and remedies available by law or agreement; PROVIDED, HOWEVER, that notwithstanding any term or provision contained herein, Lakes shall take all steps necessary to continue to permit and cause the necessary withdrawals and transfers to be made from the Project Dominion Account in accordance with Section 5.3 hereof; and in no event shall Lakes exercise any remedy against the Borrower (excluding other third parties) with respect to the Project Revenues other than such remedies as are necessary to require their deposit into the Project Dominion Account or seeking an accounting and turnover of any Project Revenues held in trust by the Borrower as required under Section 2.2 hereof until such time that the Borrower shall have ceased business operations or in accordance with Section 5.3 it is determined that any portion thereof is no longer economically feasible to operate at the Project, at which time Lakes may exercise all rights and remedies under applicable law or by agreement and apply all proceeds of the Collateral to the repayment of the Obligations. Borrower agrees that, to the extent notice of sale shall be required by law with respect to the disposition of any Collateral, at least ten (10) calendar days notice to the Borrower of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Lakes agrees that it shall withdraw and terminate any Notice of Exclusive Control at such time that all outstanding Events of Default have been cured by the Borrower.

     Lakes shall have the right at any time, but shall not be obligated, to make any payments and do any other acts Lakes may deem necessary or desirable to protect its security interest in the Collateral, including, without limitation, that after the occurrence of an Event of Default the right to pay, purchase, contest or compromise any encumbrance, charge or lien (excluding any Permitted Liens) applicable or purported to be applicable to any Collateral hereunder, and whether prior to or after the occurrence of any Event of Default, appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of any Collateral, and


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in exercising any such powers or authority, the right to pay all expenses incurred in connection therewith, including attorneys' fees. Borrower hereby agrees that it shall be bound by any such payment made or incurred or act taken by Lakes hereunder and shall reimburse Lakes for all reasonable payments made and expenses incurred under this Agreement, which amounts shall be secured under this Agreement. Lakes shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts

     The Agent's and Lakes' sole duty with respect to the custody, safekeeping and preservation of the Collateral, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as either of them deals with similar property for their own account. Neither the Agent nor Lakes nor any of their directors, officers, trustees, employees, representatives, or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral in connection with the exercise of any of their rights and remedies under this Agreement.

     Each of the parties hereto acknowledge and agree that all reasonable costs and expenses incurred by the Agent after an Event of Default and expiration in connection with the exercise of any remedy hereunder, including reasonable attorneys' fees, are the costs, expense and responsibility of the Borrower and shall be paid from the Project Dominion Account notwithstanding any other terms, provisions or priorities set forth in this Agreement; provided however that if the Borrower is the prevailing party in any action or proceeding seeking enforcement of this Agreement, then the Borrower shall not be and Lakes shall be responsible for such related costs and expenses.

     Section 5.3 WITHDRAWALS AFTER DEFAULT/TERMINATION. Upon the occurrence of an Event of Default and if Lakes shall issue the Notice of Exclusive Control to Agent, Lakes and Borrower agree that until all obligations under the Transaction Documents have been indefeasible paid, then during any applicable cure period related thereto or if the Consulting Contract is terminated, (a) Lakes shall permit the release of and turnover to Borrower monthly of such funds from the Project Dominion Account as are reasonably necessary to pay normal and customary operating costs and expenses related to the operation of the Project, excluding any amounts that are payable to the Borrower, the Iowa Tribe or any other affiliate of any of such parties and excluding debt service on any indebtedness for borrowed money or capital leases except as otherwise approved by Lakes in writing (collectively, the "Permitted Operating Costs"); and in connection therewith, Borrower shall provide a proposed operating expense budget to Lakes for its approval, which shall be updated from time to time at Lakes request and any funds provided to Borrower shall be spent, used and applied only in accordance with such budget; and (b) to the extent economically feasible (as hereinafter defined), Borrower agrees to continue to operate and maintain the Project and Project Facilities in accordance with reasonable industry standards, and as to any portions of the Project Facilities that are no longer economically feasible to operate, Borrower and the Lakes shall conduct an orderly liquidation of such assets and any liquidation proceeds (net of reasonable sale costs) shall be deposited into the Project Dominion Account and disbursed in accordance with the same terms and provisions set forth in clause (a) above, provided however that such liquidation proceeds shall be excluded


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from net total revenues for purposes of calculating the management compensation of any manager of the Project; and Borrower shall keep the Project Facilities and all related assets insured for the coverages and amounts required by this Agreement and name Lakes as an additional insured, lender loss payee and mortgagee, as applicable and provide evidence thereof upon request until all amounts owing to Lakes have been paid in full, and if any portion of the Project assets are damaged by any casualty and it is economically feasible for Borrower to continue to operate such damaged assets, then Borrower shall repair and reconstruct such operations that were damaged and are to be continued, and any excess insurance proceeds that are not used to repair and reconstruct the applicable damaged Project assets shall be deposited into the Project Dominion Account and disbursed in accordance with the same terms and provisions set forth herein, provided however that such excess proceeds shall be excluded from net total revenues for purposes of calculating the management compensation of any manager of the Project. As used herein, the term "economically feasible" shall mean that the gross Revenues derived from any applicable operations is in excess of that needed to pay the Permitted Operating Costs for such operations.

     Section 5.4 WAIVERS; REMEDIES. Any waiver given by Lakes hereunder shall be effective if it is in writing and only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to Lakes. All rights and remedies of the Agent and/or Lakes shall be cumulative and may be exercised singularly in any order or concurrently, at the option of Lakes, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor a bar to the exercise or enforcement of any other right or remedy.

                                    ARTICLE 6
                                    THE AGENT

     Section 6.1 AGENT'S RIGHTS AND DUTIES.

     (a) The Agent's sole agency and duty with respect to Lakes and this Agreement is for the purposes of perfecting Lakes' pledge and security interest in the Collateral and the Agent shall have no other duty or obligation, fiduciary or otherwise to Lakes except to the extent expressly set forth herein.

     (b) The Agent undertakes to perform such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent.

     (c) In the absence of bad faith on its part, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement believed by it to be genuine and to have been signed or presented by the proper party or parties; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements hereof.

     (d) In case an Event of Default has occurred and is continuing, the Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (e) No provision of this Agreement shall be construed to relieve the Agent from liability for its own wilful misconduct, negligence or breach of duty hereunder, except that:

          (i) this subsection shall not be construed to limit the effect of subsections (a) or (b) of this Section;

          (ii) the Agent shall not be liable for any error, of judgment made in good faith by an officer of the Agent, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

          (iii) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (f) Except for the requirements under Section 3.2 hereof, the safekeeping of any funds in its possession, the accounting for funds actually received by it hereunder and the investment of the funds in accordance with the instructions of the Borrower (provided Lakes has not issued a Notice of Exclusive Control) and Lakes, the Agent shall have no duty as to any Project Revenues or other Collateral or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Project Revenues or other Collateral.

     Section 6.2 INDEMNIFICATION. The Borrower and Lakes jointly and severally agree to hold the Agent harmless and to defend the Agent against any claims, causes of actions or damages arising out of any claim against the Agent by any Person with respect to amounts due to such Person from sums paid to the Agent hereunder, other than with respect to claims arising out of the willful misconduct or gross negligence by the Agent, its officers, agents or employees, in the performance of its duties under this Agreement. If Borrower shall fail to pay any of such costs when due, Lakes may make a withdrawal of proceeds from the Project Dominion Account in an amount sufficient to cause the payment of the same or reimburse Lakes for any such payment.

     Section 6.3 FEES AND EXPENSES. The Borrower agrees to pay the Agent its reasonable fees and charges for serving as Agent hereunder and after an Event of Default to pay and reimburse the Agent or Lakes on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel) incurred or expended by the Agent or Lakes in connection with the creation, perfection, satisfaction, foreclosure or enforcement of the security interests granted hereby and the preparation, administration and enforcement of this Agreement; provided however that if the Borrower is the prevailing party in any action or proceeding seeking enforcement of this Agreement, then the

Borrower shall not be and Lakes shall be responsible for such related costs and expenses. If Borrower shall fail to pay any of such costs when due, Lakes may make a withdrawal of proceeds from the Project Dominion Account in an amount sufficient to cause the payment of the same or reimburse Lakes for any such payment.

     Section 6.4 CERTAIN RIGHTS OF AGENT. Except as otherwise provided in
Section 6.1 hereof:

     (a) The Agent may rely and shall be protected in acting or refraining from acting upon any certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or documents believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) Whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of an officer of Lakes.

     (c) The Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, but the Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

     Section 6.5 AGENT REQUIRED, SELECTION AND ELIGIBILITY. On or before sixty
(60) days after the date of this Agreement, Borrower shall select an eligible financial institution to act as the agent (the "Agent") under this Agreement and cause the Agent to execute a counterpart signature page to this Agreement, thereby becoming a party hereto. Thereafter, there shall at all times be an Agent hereunder. Any such Agent shall be a financial institution organized and doing business under the laws of the United States of America or of any State, having a combined capital, undivided profits and surplus of at least $500,000,000. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

     Section 6.6 RESIGNATION AND REMOVAL, APPOINTMENT OF SUCCESSOR.

     (a) No resignation or removal of the Agent and no appointment of a Collecting Bank pursuant to this Article shall become effective until the acceptance of appointment by the Collecting Bank under Section 6.7 and execution by such Collecting Bank of a joinder agreement assuming the obligations of such resigning Agent hereunder or of a Dominion Account Agreement substantially in the form of this Agreement.

     (b) The Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Borrower and Lakes. If an instrument of acceptance by a Collecting Bank shall not have been delivered to the Agent within thirty
(30) days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a Collecting Bank.

     (c) Subject to subsection (a) above, the Agent may be removed at any time by an instrument in writing executed by the Borrower (so long as a Notice of Exclusive Control has not been issued by Lakes to the Agent) and Lakes delivered to the Agent.

     (d) If the Agent shall resign or be removed for any cause, the Borrower (so long as a Notice of Exclusive Control has not been issued by Lakes to the Agent) and Lakes shall promptly appoint a Collecting Bank.

     (e) The Borrower shall give notice of each removal of the Agent and each appointment of a Collecting Bank by mailing written notice of such event within 15 days thereof by certified mail, return receipt requested, postage prepaid, to Lakes. Each notice shall include the name of the Collecting Bank and the address of its principal corporate trust office.

     Section 6.7 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. Every Collecting Bank appointed hereunder shall execute, acknowledge, and deliver to the Borrower and Lakes, and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such Agent, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Agent, but, on request of the Borrower, Lakes or the Collecting Bank, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such Collecting Bank all the rights, powers and trusts of the retiring Agent, and shall duly assign, transfer and deliver to such Collecting Bank all property and money held by such retiring Agent hereunder. Upon request of any such Collecting Bank, the Borrower shall execute any and all instruments for more fully and certain vesting in and confirming to such Collecting Bank for all such rights, powers and trusts.

     Section 6.8 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Agent, shall be the successor of the Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     Section 6.9 NO SET-OFF. The Agent shall not set off from the Collateral any obligations or other amounts which may be payable to the Agent by the Borrower, Lakes or by any other Person, other than amounts due pursuant to Section 6.3.

     Section 6.10 CONFLICTS. In the event of any inconsistency between this Agreement and any depository agreement of Agent now or hereafter existing with respect to the Project Dominion Account, the terms of this Agreement shall control.

                                    ARTICLE 7

                                  MISCELLANEOUS

     Section 7.1. NOTICES. Except as otherwise provided herein, any notice or demand which, by provision of this Agreement, is required or permitted to be given or served any party to the others shall be deemed to have been sufficiently given and served for all purposes: (a) (if mailed) three (3) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail; or (b) (if delivered by express courier) one Business Day after being delivered to such courier; or (c) (if delivered in person) the same day as delivery, or until another address or addresses are given in writing by a party as follows:

If to the Borrower:    Iowa Tribe of Oklahoma
                       a federally-chartered corporation
                       RR 1, P.O. Box 721
                       Perkins. OK 74059
                       Attention: Chairman

     With a copy to:   David McCullough, Esq.
                       Doerner, Saunders, Daniel & Anderson, L.L.P.
                       211 N. Robinson Ave. Suite 501
                       Oklahoma City, OK 73102-7112

If to Lakes:           Lakes Iowa Consulting, LLC
                       130 Cheshire Lane
                       Minnetonka, MN 55305
                       Attention: Timothy J. Cope

     With a copy to:   Kevin C. Quigley, Esq.
                       Hamilton Quigley Twait & Foley PLC
                       W1450 First National Bank Building
                       332 Minnesota Street
                       St. Paul, MN 55101-1314

          and          Brian J. Klein, Esq.
                       Maslon, Edelman, Borman & Brand, LLP
                       3300 Wells Fargo Center
                       90 South Seventh Street
                       Minneapolis, MN 55402-4140

To Agent:              At the address set forth on the signature page hereto.

     Any notice given under this Agreement by any party shall be given to all parties.

     Section 7.2 SEVERABILITY. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof, provided, however that where the provisions of any such applicable law may be waived, they hereby are waived by the Parties to the fullest extent permitted by law to the end that this Agreement shall be deemed to be a valid and binding agreement in accordance with its terms.

     Section 7.3 SURVIVAL. The warranties, representations, covenants and agreements set forth herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until this Agreement has been terminated pursuant to Section 3.3 hereof.

     Section 7.4 CAPTIONS. Captions herein are for convenience only and shall not be deemed part of this Agreement.

     Section 7.5 BINDING EFFECT. Subject to any limitations on assignment set forth in the Consulting Contract, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

     Section 7.6 AMENDMENTS. This Agreement may not be amended, modified, waived, cancelled or terminated, except in writing executed by all of the parties hereto.

     Section 7.7 RIGHTS, POWERS, WAIVERS, ETC. Each and every right, remedy and power granted to Agent and Lakes hereunder or to Lakes under the Obligations shall be cumulative and may be exercised by the Agent or Lakes, as applicable, from time to time concurrently or independently as often and in such order as the Agent or Lakes may deem expedient. No failure on the part of the Agent or Lakes to exercise and no delay in exercising, any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof of any other power or right.

     Section 7.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original but together shall constitute one and the same instrument.

     Section 7.9 SOVEREIGN IMMUNITY WAIVER; ARBITRATION; SUBMISSION TO JURISDICTION. This Agreement constitutes the dominion account agreement referred to in Section 3.1(g) of the Consulting Contract. As such and without limiting the scope of such Consulting Contract, the provisions of Article 10 of the Consulting Contract apply to this Agreement and are hereby incorporated by reference, including, without limitation, the limited sovereign immunity waiver, limitations on recourse and arbitration and jurisdiction provisions contained therein and the Resolution of Limited Waiver. This Agreement and the Project Dominion Account will be governed by the internal laws of the State of Oklahoma without giving effect to its conflict of laws principles and without limiting the foregoing, the Oklahoma Uniform Commercial Code (as may be amended form time to time) notwithstanding any provision therein or other applicable law that would otherwise make such laws inapplicable to the Borrower. The parties hereto may not change the law governing this Agreement and the Project Dominion Account without express written consent of the Borrower, Agent and Lakes.

     Section 7.10 AGREEMENTS CONTROL. In the event of inconsistency between the Consulting Contract and this Agreement, this Agreement shall control.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Dominion Account Agreement, in counterparts and under seal, as of the Effective Date.

                                        "BORROWER"

                                        IOWATRIBE OF OKLAHOMA
                                        A FEDERALLY-CHARTERED CORPORATION


                                        By: /s/ Phoebe O'Dell
                                            ------------------------------------
                                        Name: Phoebe O'Dell
                                              ----------------------------------
                                        Its: Chairman
                                             -----------------------------------

                                        ATTEST:


                                        By: /s/ Eugene Big Soldier Jr.
                                            ------------------------------------
                                        Name: Eugene Big Soldier Jr.
                                              ----------------------------------
                                        Its: Secretary
                                             -----------------------------------


                                        LAKES IOWA CONSULTING, LLC


                                        By: /s/ Timothy Cope
                                            ------------------------------------
                                        Name: Timothy Cope
                                              ----------------------------------
                                        Its: President
                                             -----------------------------------

                                        ATTEST:


                                        By: /s/ Rob Wyre
                                            ------------------------------------
                                        Name: Rob Wyre
                                              ----------------------------------
                                        Its: Sr. V.P. OPS.
                                             -----------------------------------

Date of Joinder of Agent: ________, 200_

                                        "AGENT"

                                        [______________________________________]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                        ADDRESS FOR NOTICES:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

DOMINION AGREEMENT

                                    EXHIBIT A

                        COLLECTING BANK JOINDER AGREEMENT

     THIS JOINDER AGREEMENT is dated as of __________, 200__ by ________________________________, a __________________________________
("Collecting Bank").

     WHEREAS, pursuant to Section 2.2 of that certain Dominion Account Agreement (Consulting)(Cimarron) dated January 27, 2005 (as amended or otherwise modified from time to time, the "Dominion Agreement") by and among Iowa Tribe of Oklahoma, a federally-chartered corporation ("Borrower"), Lakes Iowa Consulting, LLC ("Lakes") and ____________________________________ ("Agent"), the Collecting
Bank, must execute and deliver a Joinder Agreement in accordance with the Agreement.

     NOW THEREFORE, as a further inducement to Lakes to continue to provide credit accommodations, development and consulting services to the Borrower, the Collecting Bank hereby covenants and agrees as follows:

     1. All capitalized terms used herein shall have the meanings assigned to them in the Dominion Agreement unless expressly defined herein to the contrary.

     2. The Collecting Bank hereby enters into this Joinder Agreement in order to comply with Section 2.2 of the Agreement and acknowledges receipt of a copy of the Dominion Agreement.

     3. Collecting Bank will be from time to time receiving Project Revenues from the Borrower which shall be deposited into account No. ________ maintained by the Borrower with the Collecting Bank (such account, together with any replacement thereof shall hereinafter be referred to as the "Collecting Bank Account").

     4. The Collecting Bank acknowledges and agrees that it shall comply with and be bound by each of the terms and provisions of the Dominion Agreement as if originally a party thereto and all references set forth in the Dominion Agreement to "Project Dominion Account" shall be deemed to be references to the Collecting Bank Account and all references to the "Agent" shall be deemed to be references to the Collecting Bank; provided, however, that Collecting Bank hereby acknowledges and agrees that on each Business Day all collected Project Revenues and other collateral delivered to or received by it shall be transferred directly to the Agent in immediately available funds.

DOMINION AGREEMENT

     5. Without limiting the foregoing, Collecting Bank does hereby acknowledge and agree that Lakes is the holder of a prior perfected security interest in the Project Revenues notwithstanding their deposit into the Collection Bank Account or their other transfer to the Collecting Bank, and hereby waives any conflicting security interest or rights of set off in or to any of such Project Revenues and related Collateral.

     6. This Joinder Agreement shall be governed by the laws of the State of Oklahoma and shall be binding upon the Collection Bank and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned Collection Bank has executed and delivered this Joinder Agreement as of the date set forth above.

                                                                            Bank
                                        -----------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

DOMINION AGREEMENT

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

Dated ____________, 200_

     I, the Chief Financial Officer of Iowa Tribe of Oklahoma, a federally-chartered corporation (the "Borrower"), do hereby provide this Compliance Certificate in connection with that certain Dominion Account Agreement (Consulting)(Cimarron) dated January 27, 2005 (the "Dominion Agreement"), by and between the Borrower, Lakes, and __________________________ Bank (the "Bank"); capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Dominion Agreement.

     I certify that as of the date hereof:

     1) All Gross Total Revenues arising from the operations of the Project Facilities from ________________, 200__ to ______________, 200__ have been deposited into the Project Dominion Account, Account No. __________ with the Bank.

                                        IOWA TRIBE OF OKLAHOMA
                                        a federally-chartered corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its: Chief Financial Officer

DOMINION AGREEMENT